SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): August 31, 1998



                          GK INTELLIGENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



              000-22057                                 84-1079784
      (Commission File Number)                       (I.R.S. Employer
                                                    Identification No.)



                           5555 San Felipe, Suite 625
                              Houston, Texas 77056
                              ---------------------

          (Address of principal executive offices, including zip code)



                                 (713) 840-7722
              (Registrant's telephone number, including area code)

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ITEM 1       CHANGES IN CONTROL OF REGISTRANT

             Inapplicable

ITEM 2       ACQUISITION OR DISPOSITION OF ASSETS

             Inapplicable

ITEM 3       BANKRUPTCY OR RECEIVERSHIP

             Inapplicable

ITEM 4       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

             Inapplicable

ITEM 5       OTHER EVENTS

             On September 15, 1998, the Company and Rodney L. Norville amended Mr. Norville's Severance Agreement. The Severance Agreement originally provided for severance payment in the gross amount of $360,000, less applicable withholding taxes, to be paid to Mr. Norville at the gross rate of $7,500 per month for a period of twelve (12) months, commencing October 15, 1998, and $15,000 per month for a period of eighteen (18) months commencing October 15, 1999. The initial payment date has been changed to September 15, 1998, and the subsequent payment dates have been adjusted accordingly. A copy of the revised Severance Agreement has been attached hereto as Exhibit 1.


ITEM 6       RESIGNATIONS OF REGISTRANT'S DIRECTORS

             Inapplicable

ITEM 7       FINANCIAL STATEMENTS AND EXHIBITS

             Inapplicable

ITEM 8       CHANGE IN FISCAL YEAR

             On August 31, 1998, the Board of Directors determined to change the Company's fiscal year end from May 31 to December 31 and will file a transitional report on Form 10-KSB for the period from June 1, 1998 to December 31, 1998. In addition, the Company will file its Form 10-QSB reporting the quarter ended September 30, 1998 which will include one month's report for the period ended June 30, 1998.


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                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GK INTELLIGENT SYSTEMS, INC.

                                            By/s/GARY F. KIMMONS
                                                 Gary F. Kimmons
                                                 President



Dated: September 15, 1998
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